Promissory Note


In the Amount of $ 130,000

December 15, 2005

1. Obligation. For value received, the undersigned (the "Borrower"), promises to pay to the order of Data Logic International, Inc. 5608 N. 27th Ave. Phoenix, Arizona 85017, the amount of principal payments on the dates set forth on Exhibit A attached to this Agreement with interest accrued to these principal payments as set forth in this Agreement. Interest will accrue under this Agreement on unpaid principal at 7% as of the date of this Agreement and thereafter as of the last day of each calendar year. Accrued interest on the outstanding principal amount of this Agreement will be due on the date of each payment or prepayment of principal and on acceleration.

2. Payments. All payments under this Agreement will be in lawful money of the United States and in same day or immediately available funds. Whenever any payment due under this Agreement falls due on a day other than a business day, such payment will be made on the next succeeding business day, and such extension of time will be included in the computation of interest. If any amounts required to be paid by the Borrower under this Agreement remain unpaid after such amounts are due, the Borrower will pay interest on the combined, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to 1% over the interest rate then in effect. The Borrower may prepay all or any portion of the indebtedness due under this Agreement without penalty.

3. Security. As security for payment of this Agreement, the Borrower gives to the Lender a security interest in MBSi Capital Corp, Inc. as described by the Security Agreement between Borrower and Lender.

4. Events of Default. The occurrence or existence of any one or more of the following will constitute an "Event of Default" under this Agreement:

      (a) the Borrower will fail to pay when due any principal, interest or other amount payable under the terms of this Agreement; or

      (b) the Borrower will fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the Security Agreement, and such failure will continue for 10 days after Lender notifies such Borrower of such failure; or


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      (c)  any representation or warranty made by the Borrower to Lender in this Agreement or the Security Agreement will be false, incorrect, incomplete or misleading in any material respect when made; or

      (d) the Borrower becomes insolvent, or unable to pay his or her debts as they mature, or shall commence bankruptcy proceedings with respect to his or her assets and liabilities.

5. Remedies. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Lender may by written notice to the Borrower, declare all outstanding obligations payable by the Borrower under this Agreement to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, despite anything contained in this Agreement to the contrary. In addition to the above remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

6. Payment of Expenses and Attorneys' Fees. In case of an Event of Default under this Agreement, the Borrower will pay to Lender such further amount as will be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorney's fees, expenses, and disbursements. No course of dealing and no delay on the part of Lender in exercising any right will operate as a waiver of payment of expenses and attorneys' fees or otherwise prejudice Lender's rights, powers, or remedies. No right, power, or remedy conferred by this Agreement upon Lender will be exclusive of any other rights, power, or remedy referred to in this Agreement, or now or hereafter available at law, in equity, by statute, or otherwise.

7. Notices. All notices, requests, demands, consents, instructions or other communications under this Agreement will be duly given or made if sent in writing or by telecopy, and will be deemed to have been duly given or made upon the transmittal of notices, requests, demands, consents, instructions or other communications by telecopy, or on the date received if deposited by mail, postage prepaid, in the case of Lender - at the address first set forth above, and in the case of the Borrower - at the address set forth below, as such addresses may be changed from time to time by notice to each other.

8. Governing Law; Waiver. The validity, construction and performance of this Agreement will be governed by the substantive laws of the State of Arizona, excluding that body of law pertaining to conflicts of law.

9. Copy Received. The Borrower acknowledges receipt of a completely filled-in copy of this Agreement.

      IN WITNESS WHEREOF, each Borrower has caused this Agreement to be executed as of the date and year first above written.

Borrower:                           Address:



/s/ John Rhodes                     4431 N. 23rd Ave
---------------------------         Phoenix AZ 85013
                                    ------------------------